ASSIGNMENT OF MORTGAGE

KNOW THAT      SL  GREEN  OPERATING  PARTNERSHIP,  L.P.,  a  Delaware limited
               partnership  ("Assignor")   having  its  principal   place  of
               business at 70 West 36/th/ Street New York, New York 10018

                                        ASSIGNOR,

in consideration of Ten Dollars ($10.00) and other lawful consideration paid by LEHMAN BROTHERS HOLDINGS INC., d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation ("Assignee") having an address at Three World Financial Center, New York, New York 10285

                                        ASSIGNEE,

hereby assigns unto the assignee in accordance with, and subject to, the terms of that certain Security Agreement, dated the date hereof, between Assignor and Assignee (the "Security Agreement"), those certain mortgages as more particularly described on Exhibit A attached hereto and made part hereof
                               ---------
(collectively, the "Mortgage"), and covering the premises known as 35 West 43rd Street and 34-36 West 44th Street, New York, New York;

TOGETHER with the bonds or notes or obligations described in the Mortgage, and the monies due and to grow due thereon with the interest;

TO HAVE AND TO HOLD the same unto Assignee and to the successors, legal representatives and assigns of assignee forever.

The Assignor hereby states, upon knowledge, that the Assignee is not acting as a nominee of the mortgagor under the Mortgage and that the Mortgage continues to secure a bona fide obligation.

IT IS EXPRESSLY UNDERSTOOD AND AGREED that this Assignment is made without any recourse to, and without any covenant or warranty, express or implied, by the assignor in any event whatsoever, except as expressly set forth in the aforesaid Security Agreement and the Loan Agreement (as defined in the Security Agreement).

The word "assignor" or "assignee" shall be construed as if it read "assignors" or "assignees" whenever the sense of this instrument so requires.

     IN WITNESS HEREOF, the assignor has duly executed this Assignment as of the 20th day of March, 1998.

                         SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                         By: SL Green Realty Corp., a Maryland corporation, its general partner


                              By:  /s/ David J. Nettina
				   ------------------------------------
                                   David J. Nettina
                                   Chief Financial Officer


                              By:  /s/ Benjamin P. Feldman
				   ------------------------------------
                                   Benjamin P. Feldman
                                   Executive Vice President


                                ACKNOWLEDGMENT

                               (To Be Attached)


                                  EXHIBIT A
                                  ---------

1. Mortgage, dated as of March 2, 1983, in the principal sum of $3,768,000.00 given by Bar Building Associates Joint Venture ("Borrower") to Chase Manhattan Bank, N.A. ("Chase") and recorded on
     March 11, 1983, in the New York County Register's Office in Reel 672, Page 567, upon which a tax of $84,780.00 was duly paid and the note secured thereby ("Mortgage 1").

     a. Mortgage 1 was modified and spread pursuant to a Mortgage Modification and Spreader Agreement, dated as of April 13, 1983, entered into between Borrower, Lawplaza, Inc. ("Lawplaza") and Chase, recorded in the Register's Office on May 2, 1983 in Reel 683, Page 795. The Mortgage Modification and Spreader Agreement spreads the lien of Mortgage 1 to cover the leasehold estate in Block 1259 Lot 117 as evidenced by instrument recorded in the Register's Office in Reel 552, page 1531.

2. Mortgage, dated March 2, 1983, in the principal sum of $1,800,000.00 given by Borrower to Chase and recorded in the New York County Register's Office on March 11, 1983, in Reel 672, Page 600, upon which a tax of $40,500.00 was duly paid and the note secured thereby ("Mortgage 2").

     a. Mortgage 2 was modified and spread pursuant to a Mortgage Modification and Spreader Agreement, dated as of April 13, 1983, entered into between Borrower, Lawplaza and Chase, recorded in the Register's Office on May 2, 1983 in Reel 683, Page 808. The Mortgage Modification and Spreader Agreement spreads the lien of Mortgage 2 to cover the Leasehold Estate in Block 1259 Lot 117 as evidenced by instrument recorded in the New York County Register's Office in Reel 552, Page 1531.

3. Mortgage, dated as of March 2, 1983, in the principal sum of $3,700,000.00 given by Borrower to Chase and recorded in the New York County Register's Office on March 11, 1983 in Reel 672, Page 632, upon which a tax of $83,250.00 was duly paid and the note secured thereby ("Mortgage 3").

     a. Mortgage 3 was modified and spread pursuant to a Mortgage Modification and Spreader Agreement, dated as of April 13, 1983, entered into between Borrower, Lawplaza and Chase and recorded in the Register's Office on May 2, 1983 in Reel 683, Page 821. The Mortgage Modification and Spreader Agreement spreads the lien of Mortgage 3 to cover the leasehold estate in Block 1259 Lot 117, as evidenced by instrument recorded in the Register's Office in Reel 552, Page 1531.

     b. Mortgages 1, 2 and 3 as modified and spread, were assigned pursuant to an Assignment of Mortgage, dated June 21, 1984, given by Chase to The Bowery Savings Bank ("Bowery") and recorded in the New York County Register's Office on June 28, 1984, in Reel 808, Page 1146.

     c. Mortgages 1, 2 and 3 as modified, spread and assigned, were consolidated and spread pursuant to a Consolidation and Spreader Agreement, dated June 22, 1984, entered into between Madara Associates ("Madara") and Patrent Associates ("Patrent"), together doing business as Borrower, and Bowery, and recorded in the New York County Register's Office on June 28, 1984 in Reel 808, Page 1197, on which a mortgage tax of $0 was duly paid (the
          "Consolidation   Agreement").       The   Consolidation   Agreement
          consolidates Mortgages 1 through 3 to form a single lien of $8,500,000.00 and spreads Mortgages 1 through 3 to cover the fee estate of Block 1259 Lot 15, as evidenced by an instrument recorded in the Register's Office in Reel 672, Page 520.

     d. Mortgages 1, 2 and 3, as so consolidated were further assigned pursuant to an Assignment of Mortgage, dated July 24, 1986, given by Bowery to The Travelers Insurance Company and recorded in the New York County Register's Office on August 7, 1986, in Reel 1100, Page 1385.

4. Mortgage, dated June 22, 1984, in the principal sum of $10,000,000.00 given by Madara and Patrent, together doing business as Borrower, and Lawplaza, to The Association of the Bar of the City of New York ("Association"), and recorded in the New York County Register's Office on June 28, 1984, in Reel 808, Page 1186 upon which a tax of $225,000.00 was duly paid and the note secured thereby ("Mortgage 4").

     a. Mortgage 4 was collaterally assigned pursuant to an Assignment of Mortgage, dated November 19, 1984, given by the Association to Morgan Guaranty Trust Company of New York ("Morgan"), and recorded in the New York County Register's Office on March 12, 1985 in Reel 885, Page 1163.
          Mortgage 4 was assigned pursuant to an Assignment of Mortgage, dated August 1, 1986, given by Morgan and the Association to The Travelers Insurance Company, and recorded in the New York County Register's Office on August 7, 1986 in Reel 1100, Page 1381.

5. Mortgage, dated July 30, 1986, in the principal sum of $7,750,000.00 given by Borrower to The Travelers Insurance Company and recorded in the New York County Register's Office on August 7, 1986, in Reel 1100, Page 1390 upon which a tax of $174,375.00 was duly paid and the note secured thereby ("Mortgage 5").

     a. Mortgages 1 through 5 were consolidated and spread pursuant to that certain Spreader, Consolidation and Modification Agreement (the "Spreader, Consolidation and Modification Agreement"), dated July 30, 1986, between Madara and Patrent, together doing business as Borrower, and The Travelers Insurance Company, and recorded in the New York County Register's Office on August 7, 1986 in Reel 1100, Page 1401. By which Spreader, Consolidation and Modification Agreement, Mortgages 1 through 5 were consolidated to form a single lien in the sum of $26,250,000.00.

     b. Release of part of mortgaged premises made by The Travelers Insurance Company, dated April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1475. This releases the fee of Block 1259 Lot 117 from the lien of Mortgage 4.

     c. Said Spreader, Consolidation and Modification Agreement was amended pursuant to a certain First Amendment to Agreement of Spreader, Consolidation and Modification of Mortgage, between Madara and Patrent, together doing business as Borrower and The Travelers Insurance Company (the "First Amendment to Spreader, Consolidation and Modification Agreement"), dated April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1479.

     d. A Modification and Spreader Agreement was made by and between The Travelers Insurance Company and Borrower and Lawplaza, dated as of April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1530.

     e. The foregoing was further modified and spread pursuant to a certain Modification and Spreader Agreement among The Travelers Insurance Company, Borrower and Lawplaza, dated as of April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1552.

     f. The foregoing was further reduced, modified and severed pursuant to a certain Agreement of Reduction, Modification and Severance among The Travelers Insurance Company, Borrower and Lawplaza, dated as of June 28, 1996, and recorded in the New York County Register's Office on July 10, 1996 in Reel 2342, Page 1157; and by which the lien of Mortgages 1 through 5, as amended, modified, severed and reduced, was split into two liens of: (i) $15,000,000.00, as evidenced by Mortgages 1 through 5, as modified; and (ii) $3,000,000.00 as evidenced by that certain mortgage, dated June 28, 1996, and more particularly described below as "Second Mortgage".

6. Which lien of $15,000,000.00 and the notes secured thereby was assigned by The Travelers Insurance Company to Praedium Bar LLC, by Assignment of Mortgage, dated September 30, 1996, and recorded October 11, 1996, in the New York County Register's Office, in Reel 2380, Page 1854.

7. Which Mortgage and the notes secured thereby, as modified, was assigned byPraedium by Assignment of Mortgage dated August 20, 1997, to SL Green Operating Partnership L.P., to be recorded in the New York County Register's office.